                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                 Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                          BERGEN BRUNSWIG CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

[BERGEN BRUNSWIG CORPORATION LOGO]]
--------------------------------------------------------------------------------
             4000 Metropolitan Drive, Orange, California 92868    (714) 385-4000


ROBERT E. MARTINI
Chairman of the Board

April 30, 1997

Dear Shareowner:

     You are cordially invited to attend the Annual Meeting of Shareowners of Bergen Brunswig Corporation which will be held at our corporate headquarters located at 4000 Metropolitan Drive, Orange, California on Friday, May 23, 1997, at 10:00 A.M., Pacific Time. For your convenience, a map and directions to our corporate headquarters are included on the back cover of the Proxy Statement.

     This booklet includes the Notice of the Annual Meeting of Shareowners and the Proxy Statement. The Proxy Statement describes the business to be transacted at the Annual Meeting and provides information concerning the Company that you should consider when you vote your shares. In addition to the formal items of business to be brought before the meeting, members of management will report on the Company's operations and answer shareowner questions.

     As a shareowner, your vote is important. I encourage you to execute and return your proxy card promptly whether or not you plan to attend so that we may have as many shares as possible represented at the meeting. You may change your vote at any time prior to, or at, the meeting.

     Thank you for your cooperation and continued support and interest in Bergen Brunswig Corporation.

                                                    Sincerely,
                                                      [SIG]
                                                Robert E. Martini
                                              Chairman of the Board

                   NOTICE OF ANNUAL MEETING OF SHAREOWNERS
                   TO BE HELD MAY 23, 1997

                   BERGEN BRUNSWIG CORPORATION
                   4000 METROPOLITAN DRIVE
                   ORANGE, CALIFORNIA 92868
                   (714) 385-4000
BERGEN
BRUNSWIG
CORPORATION
                   NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareowners of Bergen Brunswig Corporation (the "Company") will be held at the Company's headquarters located at 4000 Metropolitan Drive, Orange, California on Friday, May 23, 1997, at 10:00 A.M., Pacific Time, for the following purposes:

                   1. To elect four directors for a term of three years;

                   2. To consider and vote upon a shareowner proposal relating to the declassification of the Company's Board of Directors as described on pages 19 through 20 in the Proxy Statement;

                   3. To consider and vote upon a shareowner proposal relating to compensation of non-employee members of the Company's Board of Directors as described on pages 21 through 22 in the Proxy Statement; and

                   4. To transact such other business as may properly come
                      before the meeting and any adjournment thereof.

                   Shareowners of record at the close of business on April 24, 1997, are entitled to receive notice of and to vote at the meeting. It is important that your shares be represented at the meeting, regardless of the number you may hold.

                   All shareowners are cordially invited to attend the meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. Any proxy given by a shareowner may be revoked at any time before its exercise by sending a subsequently dated proxy or by giving written notice to the Company, in each case, to the attention of Milan A. Sawdei, Executive Vice President, Chief Legal Officer and Secretary, at the above address.

                                                    By order of the Board of
                                                           Directors,
                                                             [SIG]
                                                        Milan A. Sawdei
                                                   Executive Vice President,
                                                    Chief Legal Officer and
                                                           Secretary
                   Orange, California
                   April 30, 1997

                   YOUR VOTE IS IMPORTANT! YOUR ATTENTION IS DIRECTED TO THE ACCOMPANYING PROXY STATEMENT AND PROXY CARD. YOU ARE REQUESTED TO VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE SO THAT YOUR SHARES MAY BE REPRESENTED. A POSTAGE PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY CHANGE YOUR VOTE PRIOR TO, OR AT, THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO ATTEND AND VOTE AT THE MEETING, YOU MUST OBTAIN FROM SUCH BROKER, BANK OR OTHER NOMINEE, A PROXY ISSUED IN YOUR NAME.

                          BERGEN BRUNSWIG CORPORATION
                            4000 Metropolitan Drive
                            Orange, California 92868

                                PROXY STATEMENT

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Bergen Brunswig Corporation (the "Company"), a New Jersey corporation, in the form of the accompanying proxy card for use at the Annual Meeting of Shareowners to be held on Friday, May 23, 1997, and at any adjournments thereof. The meeting will be held at the headquarters of the Company, located at 4000 Metropolitan Drive, Orange, California. The Company intends to mail this Proxy Statement and accompanying proxy card commencing on April 30, 1997, to all shareowners entitled to vote at the meeting.

A form of proxy is enclosed for use at the meeting if a shareowner is unable to attend in person. A shareowner proxy may be revoked by filing a written notice of revocation with the Secretary of the Company at any time before the proxy is voted. All shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are exercised) will be voted FOR the election of the nominees for director and AGAINST the shareowner proposals set forth in the attached Notice of Annual Meeting and in the discretion of the proxy holder as to any other business that comes before the meeting. In the event a shareowner specifies a different choice by means of the proxy card, those shares will be voted in accordance with such shareowner's selections.

VOTING AT THE MEETING

The Board of Directors has fixed the close of business on April 24, 1997 as the record date for the determination of shareowners entitled to receive notice of and to vote at the meeting. As of that date, there were 40,158,779 shares of the Company's Class A Common Stock ("Common Stock") outstanding and entitled to vote at the meeting. The holders of outstanding shares as of the record date are entitled to one vote for each share of Common Stock on any matter voted at the meeting. Assuming a quorum is present, the four nominees receiving the largest number of votes cast by holders of Common Stock will be elected as directors, and the shareowner proposals relating to declassifying the Board of Directors and changing the compensation of non-employee directors will require a majority of the votes cast.

The presence in person or by proxy of the holders of a majority of the Company's outstanding shares of Common Stock will constitute a quorum at the meeting. For purposes of determining the votes cast with respect to any matter presented for consideration at the meeting, only those votes cast "FOR" or "AGAINST" are included. Abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present at the meeting.

              1.   ELECTION OF DIRECTORS (Item 1 on Proxy Card)

================================================================================

                   The Company's Restated Certificate of Incorporation provides that the Board of Directors ("Board") shall consist of not more than 15 directors nor less than 9 directors, the exact number within such limits to be fixed by the Board as provided in the By-Laws, which currently provide for 12 directors. The directors are divided into three approximately equivalent-sized classes, each class serving for a period of three years on a staggered-term basis. Accordingly, at this annual meeting there are four nominees for Class III directors, whose terms are expiring.

                   It is intended that persons named as proxies in the accompanying proxy card will vote, unless such authority is withheld, for the election of the nominees named below to serve until the expiration of their respective terms and thereafter until their successors shall have been duly elected and qualified. In the event the nominees named below refuse or are unable to serve, which is not anticipated, the persons named as proxies reserve full discretion to vote for any or all persons as then may be nominated.

                   The following sets forth information as of March 31, 1997, concerning the nominees for election to the Board and comparable information with respect to directors whose term of office will continue beyond the meeting. All of the nominees currently serve as directors of the Company.

                   -------------------------------------------------------------
                   NOMINEES FOR DIRECTORS WHOSE TERM EXPIRES JANUARY 2000
                   (CLASS III DIRECTORS)
                   -------------------------------------------------------------

                   RODNEY H. BRADY        Director since 1973.           Age 64.

                   President and Chief Executive Officer, Deseret Management Corporation (a diversified corporate holding company) since April 1996. Former President and Chief Executive Officer, Bonneville International Corporation (broadcast
[PHOTO] communications) (1985 to 1996). Mr. Brady is a director of Deseret Mutual Insurance Company and First Security Corporation. Mr. Brady is a member of the Company's Executive, Financing and Nominating Committees.

                   -------------------------------------------------------------

                   CHARLES C. EDWARDS, M.D.   Director since 1985.      Age 73.

                   Former President (1993 to 1994) of California Healthcare Institute (nonprofit association). Former President and Chief Executive Officer, ScrippsHealth and Scripps Institutions of Medicine and Science (health care) (1991 to 1993).
[PHOTO] Dr. Edwards is a director of Molecular Biosystems, Inc., Northern Trust Bank and IDEC Pharmaceutical Company. Dr. Edwards is Chairman of the Company's Audit Committee and a member of the Investment/Retirement Plan Committee.

                   -------------------------------------------------------------

                   JAMES R. MELLOR     Director since 1979.            Age 66.

                   Chairman of the Board and Chief Executive Officer (since
                   1993), and former President and Chief Operating Officer (1991 to 1993), General Dynamics Corporation (diversified defense
[PHOTO] and aerospace). Mr. Mellor is a director of Kerr Group, Inc., General Dynamics Corporation, Aeromovel USA, Inc. and Computer Sciences Corporation. Mr. Mellor is Vice Chairman of the Company's Compensation/Stock Option Committee and a member of the Investment/Retirement Plan Committee.

                   -------------------------------------------------------------

                   FRANCIS G. RODGERS  Director since 1982.            Age 70.

                   Author and Lecturer. Former Vice President, Marketing, IBM (information processing systems), retired. Mr. Rodgers is a director of Dialogic Corporation, Mercantile Stores, Inc. and
[PHOTO] Milliken and Company. Mr. Rodgers is Chairman of the Company's Compensation/Stock Option Committee and a member of the Audit Committee.

                   -------------------------------------------------------------

                   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES.

                   ------------------------------------------------------------

                   DIRECTORS WHOSE TERM EXPIRES JANUARY 1998
                   (CLASS I DIRECTORS)

                   -------------------------------------------------------------

                   ROBERT E. MARTINI   Director since 1962.            Age 65.

                   Chairman of the Board (since 1992) and formerly served as Chief Executive Officer (1990 to 1997) and President (1981 to
[PHOTO] 1992) of the Company. Mr. Martini is a director of Mossimo, Inc. Mr. Martini is Chairman of the Company's Executive, Financing and Nominating Committees.

                   -------------------------------------------------------------

                   JOHN CALASIBETTA    Director since 1962.            Age 91.

[PHOTO]            Senior Vice President of the Company.

                   -------------------------------------------------------------

                   NEIL F. DIMICK      Director since 1995.            Age 47.

                   Executive Vice President and Chief Financial Officer (since
                   1992) and formerly served as Vice President, Finance (1991 to
                   1992) of the Company. President, Alternate Site Distributors,
[PHOTO]            Inc., a subsidiary of the Company, since September 1996. Mr.
                   Dimick is a member of the Company's Financing and Investment/Retirement Plan Committees.

                   -------------------------------------------------------------

                   DONALD R. RODEN     Director since 1995.            Age 50.

                   President and Chief Operating Officer (since 1995), and Chief Executive Officer (since January 1997) of the Company. Prior to joining the Company in 1995, Mr. Roden was a healthcare
[PHOTO] industry consultant (1993 to 1995) and Chief Executive, North America (1989 to 1993) of Reed Elsevier Medical (publishing). Mr. Roden is a member of the Company's Executive, Financing and Nominating Committees.

                   -------------------------------------------------------------
                   DIRECTORS WHOSE TERM EXPIRES JANUARY 1999
                   (CLASS II DIRECTORS)
                   -------------------------------------------------------------

                   JOSE E. BLANCO, SR.  Director since 1992.           Age 70.

                   Chairman of the Board (since 1987) of J.M. Blanco, Inc. (wholesale pharmaceutical distribution). Mr. Blanco is Vice
[PHOTO] Chairman of the Company's Audit and Investment/Retirement Plan Committees, and a member of the Compensation/Stock Option Committee.

                   -------------------------------------------------------------

                   CHARLES J. LEE      Director since 1972.            Age 71.

                   Former Managing Director, Smith Barney Inc. (investment
[PHOTO] banking) (1989 to 1996). Mr. Lee is a member of the Company's Executive, Financing and Nominating Committees.

                   -------------------------------------------------------------

                   GEORGE R. LIDDLE    Director since 1969.            Age 69.

                   Investment Adviser. Former Vice President, Kidder, Peabody &
[PHOTO] Co., Inc. (stockbrokers), retired. Mr. Liddle is Chairman of the Company's Investment/Retirement Plan Committee.

                   -------------------------------------------------------------

                   GEORGE E. REINHARDT, JR.  Director since 1985.      Age 67.

                   Formerly served as consultant (1992 to 1995), Senior Vice President (1991), Chief Financial Officer (1976 to 1991) and
[PHOTO]            Vice President, Finance (1981 to 1991) of the Company. Mr.
                   Reinhardt is a member of the Company's Executive, Financing and Nominating Committees.

                   -------------------------------------------------------------

                   MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

                   The Board holds regular quarterly meetings and meets on other occasions when required by special circumstances. In addition to meeting as a group to review Company business, all directors also devote their time and talents to the Board's six principal standing Committees. The Committees, their membership and primary functions, are as follows:

                   The Executive Committee, unless provided otherwise by law, exercises all of the authority of the Board of Directors when the Board is not in session. The current members of this Committee are Robert E. Martini, Chairman, Rodney H. Brady, Charles J. Lee, George E. Reinhardt, Jr. and Donald R. Roden.

                   The Audit Committee reviews significant audit and accounting policies and practices, meets with the Company's independent auditors and reviews the performance of the internal auditing functions. The current members of this Committee are Dr. Charles C. Edwards, Chairman, Jose E. Blanco, Sr., Vice Chairman and Francis G. Rodgers.

                   The Compensation/Stock Option Committee has the responsibility for recommending to the Board the compensation, bonus plans and stock options for the Company's officers who are directors and for approving stock options and bonuses for employees which are recommended by management. This Committee also recommends to the Board the annual and meeting fees for non-employee directors. The current members of this Committee are Francis G. Rodgers, Chairman, James R. Mellor, Vice Chairman and Jose E. Blanco, Sr.

                   The Investment/Retirement Plan Committee has the responsibility of reviewing and making investment decisions relating to the retirement plans of the Company, as well as overseeing and approving changes to those plans. The current members of this Committee are George R. Liddle, Chairman, Jose E. Blanco, Sr., Vice Chairman, Neil F. Dimick, Dr. Charles C. Edwards and James R. Mellor.

                   The Nominating Committee has the responsibility to recommend to the Board persons to fill vacancies on the Board of Directors. The current members of this Committee are Robert
                   E. Martini, Chairman, Rodney H. Brady, Charles J. Lee, George
                   E. Reinhardt, Jr. and Donald R. Roden.

                   The Financing Committee assists the Board in reviewing the asset and liability structure of the Company and considers its funding and capital needs. It receives reports on the progress of investment activities and reviews strategies that have been developed to meet changing economic and market conditions. The current members of this Committee are Robert
                   E. Martini, Chairman, Rodney H. Brady, Neil F. Dimick, Charles J. Lee, George E. Reinhardt, Jr. and Donald R. Roden.

                   During fiscal 1996, there were six meetings of the Board, seven meetings of the Executive Committee, seven meetings of the Compensation/Stock Option Committee, three meetings of the Audit Committee, two meetings of the Investment/Retirement Plan Committee, one meeting for the Nominating Committee and no meetings of the Financing Committee. All directors attended more than 75% of the aggregate of (a) the total number of meetings of the Board, and (b) the total number of meetings held by all Committees of the Board on which they served as members.

                   -------------------------------------------------------------

                   DIRECTOR COMPENSATION

                   Employee directors of the Company are not paid any fees, as such, for service on the Board or on any Board Committee. Each non-employee director received for fiscal 1996 an annual fee of $30,000 for Board service and an attendance fee of $2,000 for each Board meeting attended in person or $600 for each such meeting participated in by telephone. For Committee meetings, non-employee directors received $1,000 for each Committee meeting attended in person or $600 for each such meeting participated in by telephone. The Chairman of each Committee who is a non-employee director received a fee of $1,500 for each Committee meeting attended in person or $900 for each telephone meeting of the Committee in which he participated. Non-employee directors are also reimbursed for all expenses incident to their Board service. Each non-employee director who serves less than six months in a fiscal year receives 50% of the annual fee, and if he serves six months or more in a fiscal year, receives 100% of the prevailing annual fee. Under the Company's Deferred Compensation Plan, a non-employee director of the Company may elect to defer up to 100% of these fees or any fixed amount not less than $2,500.

                   The Company has a nonqualified Capital Accumulation Plan for its non-employee directors. The maximum benefit available to these directors is $150,000, payable upon retirement in 120 equal consecutive monthly installments. If the non-employee director has served for less than ten years, his benefit upon retirement will be based upon 10% of the maximum benefit for each year of Board service with a minimum of three years of service required for inclusion in the plan. If a director dies before the normal retirement age of 70 and his termination from Board service, his beneficiary will receive an amount equal to 100% of the amount the Company would have paid the director had normal retirement age been attained.

                   Each non-employee director is automatically entitled to an option grant of 3,000 shares of Common Stock under the Company's Amended and Restated 1989 Stock Incentive Plan upon his initial election or appointment to the Board, and is thereafter entitled to an annual grant of 2,000 shares ("Annual Grant") only if the Company attains a ten percent or greater return on common equity in the preceding fiscal year. During fiscal 1996, each non-employee director received an Annual Grant of 2,000 shares.

              -------------------------------------------------------------

              BENEFICIAL OWNERSHIP OF SECURITIES
PRINCIPAL
SHAREOWNERS
              The following table lists the beneficial ownership of each person or group who owns, to the Company's knowledge, more than five percent of its outstanding voting securities, based on the number of shares outstanding as of March 31, 1997.

              -------------------------------------------------------------

              NAME AND                                          Amount and
              ADDRESS OF                                        Nature of       Percent of
              BENEFICIAL                       Title of         Beneficial      Outstanding
              OWNERS(5)                         Class           Ownership         Shares
              -----------------------------------------------------------------------------
              FMR Corp.(1)                   Common Stock     2,994,290(1)           7.46
              (including subsidiaries)
              82 Devonshire Street
              Boston, Massachusetts 02109

              Wellington Management(2)       Common Stock     2,234,118(2)           5.56
              Company, LLP
              75 State Street
              Boston, Massachusetts 02109

              Robert E. Martini(3)           Common Stock     2,200,156(4)           5.48
              4000 Metropolitan Drive
              Orange, California 92868

              -------------------------------------------------------------

              (1) This information was provided by FMR Corp. ("FMR"), in its capacities as serving as an investment advisor to various registered investment companies and other funds as well as serving as trustee or managing agent for various private investment accounts. According to a Schedule 13G, dated February 14, 1997, as filed with the Securities and Exchange Commission, FMR had sole voting power over 540,460 shares and sole dispositive power over 2,994,290 shares.

              (2) This information has been furnished to the Company by Wellington Management Company, LLP ("WMC") as of January 24, 1997. WMC advises that it is an investment advisor registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940, as amended, and as of January 24, 1997, in its capacity as investment advisor, WMC may be deemed to have beneficial ownership of the number of shares indicated, that are owned by numerous investment advisory clients, none of which is known to have such interest with respect to more than five percent of the class. As of such date, WMC advises it had shared voting power over 1,771,108 shares and shared dispositive power over 2,234,118 shares.

              (3) Information as to beneficial ownership has been furnished to the Company by Robert E. Martini as of February 6, 1997. Except as indicated otherwise by the following notes, shares shown beneficially owned are those to which Mr. Martini may have sole voting and dispositive power.

              (4) Includes 115,308 shares which, as of March 31, 1997, may be acquired within sixty days pursuant to the exercise of stock options and 29,925 shares beneficially owned by Mr. Martini for which he does not have voting and dispositive power.

              (5) In addition to the information provided in the table above, IVAX Corporation ("IVAX"), 4400 Biscayne Boulevard, Miami, Florida 33137, reported in a Schedule 13D filed with the Securities and Exchange Commission that as of March 27, 1997, IVAX beneficially owned 12,157,432 shares of the Company's Common stock, with sole voting and dispositive power over 9,953,076 shares, and shared voting power over 2,204,356 shares. The Company does not believe that IVAX has the interest in shares of the Company's Common Stock as stated in such Schedule 13D filing. As stated in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 21, 1997, the Company terminated its previously announced merger with IVAX and the related merger agreement, and filed suit against IVAX alleging, among other things, various breaches of the merger agreement. IVAX stated in its Schedule 13D filing its intention to pursue a counterclaim against the Company for an alleged breach of the merger agreement. The Company believes IVAX's claim of beneficial ownership of Company shares relates to a stock option arrangement granted under the merger agreement, the validity of which the Company will contest in such litigation. If IVAX were to prevail as to the validity of the stock option agreement, the shares represented by the options would constitute approximately 24.3% of the Company's Common Stock outstanding, after giving effect to the issuance of shares represented by such options. However, the Company believes IVAX's claims are without merit.

                    -----------------------------------------------------------

VOTING SECURITIES       The following table sets forth certain information
OWNED BY DIRECTORS      regarding the ownership of the Company's Common Stock
AND EXECUTIVE           as of March 31, 1997, by: (a) each director and
OFFICERS                nominee; (b) the chief executive officer and the four
                        most highly compensated executive officers named in
                        the Summary Compensation Table (see "Compensation of
                        Executive Officers"); and, (c) all directors and
                        executive officers as a group:

                    -----------------------------------------------------------

                                                                        AGGREGATE NUMBER
                                                                           OF SHARES             PERCENT
                                                                          BENEFICIALLY        OF OUTSTANDING
                                                                          OWNED(1)(2)             SHARES
                    -----------------------------------------------------------------------------------------
                   Jose E. Blanco, Sr.                                          7,318                *
                   Rodney H. Brady(3)                                          44,023                *
                   John Calasibetta                                           185,910                *
                   Neil F. Dimick                                              33,674                *
                   Dr. Charles C. Edwards                                      11,646                *
                   Charles J. Lee                                              15,118                *
                   George R. Liddle(4)                                         31,596                *
                   Robert E. Martini(5)                                     2,200,156              5.48
                   James R. Mellor                                             13,967                *
                   George E. Reinhardt, Jr.                                    99,629                *
                   Donald R. Roden                                             27,500                *
                   Francis G. Rodgers                                          13,839                *
                   Milan A. Sawdei(6)                                          38,014                *
                   Denny W. Steele                                             29,807                *
                   All directors and executive officers as a group
                     including those above (20 persons)                     2,752,197              6.85

                   ------------------------------------------------------------

                   * Denotes ownership of less than 1% of the outstanding shares of Common Stock.

                   (1) Information as to beneficial ownership by the directors and executive officers named above has been furnished to the Company by such individuals. Except as indicated otherwise in the footnotes, shares shown as beneficially owned are those to which the individual has sole voting and dispositive power. Such shares, where applicable, may be subject to community property laws and related statutes under which a spouse may be entitled to share in the management of the community property, which may include the right to vote or dispose of the shares.

                   (2) Reflects the number of shares that could be purchased by exercise of options exercisable as of March 31, 1997, or within 60 days thereafter under the Company's stock option or stock incentive plans, as follows: Jose E. Blanco, Sr.-7,318 shares; Rodney H. Brady-10,469 shares; Neil F. Dimick-29,474 shares; Dr. Charles C. Edwards-9,156 shares; Charles J. Lee-10,469 shares; George R. Liddle-7,319 shares; Robert E. Martini-115,308 shares; James R. Mellor-10,469 shares; George
                   E. Reinhardt, Jr.-20,443 shares; Donald R. Roden-17,500 shares; Francis G. Rodgers-10,469 shares; Milan A. Sawdei-37,384 shares; Denny W. Steele-29,807 shares; and all directors and executive officers as a group, including those above (20 persons)- 419,304 shares.

                   (3) Includes 1,850 shares held by two sons living at home and 31,704 shares held in trust by Mr. Brady as trustee for his own benefit.

                   (4) Includes 23,735 shares held by Mr. Liddle as co-trustee for the benefit of him and his wife.

                   (5) Includes 29,925 shares beneficially owned by Mr. Martini for which he does not have voting and dispositive power.

                   (6) Includes 630 shares held by Mr. Sawdei as trustee for his son.

SECTION 16(A)
BENEFICIAL
OWNERSHIP
REPORTING
COMPLIANCE

                   -------------------------------------------------------------
                   Section 16(a) of the Securities Exchange Act of 1934 ("Exchange Act") requires the Company's directors, officers and persons who own more than ten percent of a registered class of the Company's equity securities, to file initial reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and the New York Stock Exchange. Directors, officers and greater than ten percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file.

                   Based solely upon a review of the copies of the forms furnished to the Company and written representations from the Company's directors and officers, the Company believes that during the 1996 fiscal year all filing requirements applicable to its directors and officers were satisfied, except that Brent Martini, Executive Vice President of the Company and President of Bergen Brunswig Drug Company, a Company subsidiary, filed a Form 3 Initial Statement of Beneficial Ownership of Securities for the month of September, 1996, which inadvertently excluded reporting certain shares of the Company's Common Stock owned indirectly by Mr. Martini.

                   -------------------------------------------------------------

                   COMPENSATION OF EXECUTIVE OFFICERS

                   The following table sets forth information for the fiscal years ended September 30, 1996, 1995 and 1994, respectively, with respect to certain compensation awarded or paid to the Company's Chief Executive Officer and its other four most highly compensated executive officers (collectively, the "Named Executive Officers"):

                                    SUMMARY COMPENSATION TABLE

                   -------------------------------------------------------------

                                                                                            LONG-TERM
                                                                                           COMPENSATION
                                                                                           ------------
                                                            ANNUAL COMPENSATION               AWARDS
                                                     ---------------------------------     ------------
                                                                               OTHER        SECURITIES
                                                                              ANNUAL        UNDERLYING     ALL OTHER
                                                                              COMPEN-        OPTIONS/       COMPEN-
                         NAME AND                    SALARY       BONUS       SATION           SARS        SATION(1)
                    PRINCIPAL POSITION    YEAR         ($)         ($)          ($)            (#)            ($)
                    ---------------------------------------------------------------------------------------------
                    Robert E. Martini      1996      560,000     502,600      108,561(2)      25,000           33,005(3)
                    Chairman of the        1995      553,269     428,000      168,229(2)      15,750           36,774(3)
                    Board                  1994      534,808     350,000      117,356(2)      10,000           34,278(3)
                    Donald R. Roden        1996      400,000     359,000       63,601(5)      95,000              -0-
                    President and Chief    1995(4)        --          --           --             --               --
                    Executive Officer      1994(4)        --          --           --             --               --
                    Neil F. Dimick         1996      275,000     269,300      132,631(6)      40,000            4,571
                    Executive Vice
                     President,            1995      256,731     200,000       35,049(6)       5,250            4,500
                    Chief Financial
                     Officer               1994      233,654     175,000       30,604(6)      20,000            2,520
                    Milan A. Sawdei        1996      210,000     141,400       48,087(7)      30,000            4,571
                    Executive Vice
                     President,            1995      180,000     105,000       33,457(7)       5,250            4,500
                    Chief Legal Officer
                     and                   1994      165,478     100,000       34,855(7)      15,000            2,520
                    Secretary
                    Denny W. Steele(8)     1996      200,000     134,700       34,824(9)      15,000            4,598
                    Executive Vice
                     President             1995      184,809     120,000       29,464(9)      10,250            5,000
                                           1994      165,354     100,000       29,323(9)      15,750            2,520
                    ---------------------------------------------------------------------------------------------

                   (1) Reflects Company contributions under the Company's Pre-Tax Investment Retirement Account Plus Plan, unless otherwise indicated in the following notes.

                   (2) Includes $68,250, $92,120 and $80,780 of imputed
                   compensation reflecting the difference between the average market interest rate for the Company and the interest-free loan to Mr. Martini during fiscal years 1994, 1995 and 1996 respectively, referenced on page 18.

                   (3) Includes $31,198, $31,774, $28,418 of allocated premiums paid by the Company to a split-dollar life insurance plan on Mr. Martini during fiscal years 1994, 1995 and 1996, respectively.

                   (4) Mr. Roden's employment with the Company commenced during fiscal year 1996 and, accordingly, no amounts are reportable for fiscal years 1994 and 1995.

                   (5) Includes $16,362 of imputed compensation reflecting the difference between the average market interest rate for the Company and the interest-free loan to Mr. Roden for fiscal year 1996, referenced on page 18.

                   (6) Includes $12,174, $18,506 and $16,288 of imputed
                   compensation reflecting the difference between the average market interest rate for the Company and the interest-free loan to Mr. Dimick for fiscal years 1994, 1995 and 1996, respectively, referenced on page 18.

                   (7) Includes $9,100, $13,160, $11,540 of imputed compensation reflecting the difference between the average market interest rate for the Company and the interest-free loan to Mr. Sawdei for fiscal years 1994, 1995 and 1996, respectively, referenced on page 18.

                   (8) Mr. Steele tendered his resignation as an executive officer of the Company in September 1996 and, pursuant to the rules promulgated by the Securities and Exchange Commission, is to be included in the table.

                   (9) Includes $9,100, $13,160 and $11,540 of imputed
                   compensation reflecting the difference between the average market interest rate for the Company and the interest-free loan to Mr. Steele for fiscal years 1994, 1995 and 1996, respectively, referenced on page 18.

                   -------------------------------------------------------------

                   EMPLOYMENT AND SEVERANCE AGREEMENTS

                   For certain information regarding employment contracts, and termination of employment and change in control arrangements between the Company and certain executive officers of the Company, see "Employment and Severance Agreements" as set forth in Part III, Item 11, "Executive Compensation", of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996, which is included within the Annual Report mailed along with and accompanying this proxy statement.

                   -------------------------------------------------------------

                   STOCK OPTION GRANTS AND EXERCISES

                   The following tables provide information with respect to stock options granted to and held by the Named Executive
                   Officers:

                                 OPTION GRANTS IN LAST FISCAL YEAR

                                                             INDIVIDUAL GRANTS
                                                             ------------------
                                                                 % OF TOTAL
                                               SECURITIES       OPTIONS/SARS
                                               UNDERLYING        GRANTED TO
                                              OPTIONS/SARS      EMPLOYEES IN                                      GRANT DATE
                                                GRANTED         FISCAL YEAR       EXERCISE PRICE    EXPIRATION     PRESENT
                                 NAME            (#)(1)             1996             ($/SHARE)         DATE       VALUE ($)
                           ---------------------------------------------------------------------------------------------
                           Robert E. Martini     25,000              3.3              $ 24.44        11/08/05     $219,000(6)
                           Donald R. Roden    50,000(2)             12.6                21.56        10/15/04      401,500(7)
                                                 20,000                                 24.44        11/08/05      175,200(6)
                                              25,000(3)                                 28.75        09/04/06      260,750(8)
                           Neil F. Dimick        15,000              5.3                24.44        11/08/05      131,400(6)
                                              25,000(4)                                 28.75        09/04/06      260,750(8)
                           Milan A. Sawdei       15,000              4.0                24.44        11/08/05      131,400(6)
                                              15,000(5)                                 28.75        09/04/06      156,450(8)
                           Denny W. Steele       15,000              2.0                24.44        11/08/05      131,400(6)

                   -------------------------------------------------------------

                   (1) All shares granted as nonstatutory stock options at 100% of fair market value on the date of grant, unless otherwise noted and vest 25% one year after the date of grant and then 25% per year thereafter.

                   (2) Granted as incentive stock options.

             (3) Of this amount, 3,478 shares granted as incentive stock options.

             (4) Of this amount, 11,733 shares granted as incentive stock options.

             (5) Of this amount, 9,396 shares granted as incentive stock options.

             (6) The grant date present value is based on a Black-Scholes model and assumes a risk-free rate of return of 6.25%, an option term of ten years, a dividend yield of 2.58%, and a stock volatility of .322.

             (7) The grant date present value is based on a Black-Scholes model and assumes a risk-free rate of return of 6.25%, an option term of ten years, a dividend yield of 2.11% and a stock volatility of .301.

             (8) The grant date present value is based on a Black-Scholes model and assumes a risk-free rate of return of 6.72%, an option term of ten years, a dividend yield of 2.40% and a stock volatility of .296.

                  AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                             NUMBER OF SECURITIES
                                                                            UNDERLYING UNEXERCISED
                                         SHARES                           OPTIONS/SARS AT FY END (#)
                                      ACQUIRED ON         VALUE         ------------------------------
                     NAME             EXERCISE (#)     REALIZED ($)     EXERCISABLE      UNEXERCISABLE
             -----------------------------------------------------------------------------------------
             Robert E. Martini              0                0             115,308           29,775
             Donald R. Roden                0                0              17,500           74,022
             Neil F. Dimick                 0                0              26,325           45,175
             Milan A. Sawdei                0                0              34,234           36,750
             Denny W. Steele                0                0              26,657           25,500


                                       VALUE OF UNEXERCISED(1)
                                        IN-THE-MONEY OPTIONS/
                                    ------------------------------
                     NAME           EXERCISABLE      UNEXERCISABLE
             --------------------------------------------------------------------
             Robert E. Martini       $1,396,520        $ 269,156
             Donald R. Roden            163,975          566,925
             Neil F. Dimick             367,426          294,874
             Milan A. Sawdei            530,519          264,874
             Denny W. Steele            345,074          257,862

             -------------------------------------------------------------

             (1) Pursuant to the rules promulgated by the Securities and Exchange Commission, these values were calculated by determining the difference between the value of the Company's stock at fiscal year end ($31.75 on September 30, 1996) and the exercise price of the options.

             -------------------------------------------------------------

             PENSION TABLE

             RETIREMENT BENEFITS The following table shows the estimated annual benefits payable under the Company's non-qualified Supplemental Executive Retirement Plan ("SERP") at age 62 to persons in specified compensation and years-of-service classifications, based on a joint and 75 percent survivor annuity form of retirement income. The table also includes benefits payable under the Company's Capital Accumulation Plan ("CAP") for executives who participate in the CAP, which was the SERP's predecessor plan and which was frozen to all employee participants on October 7, 1987.

                     AVERAGE ANNUAL
                      COMPENSATION               ESTIMATED ANNUAL RETIREMENT BENEFITS FOR
                DURING HIGHEST THREE OF            YEARS OF CREDITED SERVICE SHOWN BELOW
                         FINAL                -----------------------------------------------
              FIVE YEARS BEFORE RETIREMENT       10           20           30           40
              -------------------------------------------------------------------------------
              $ 200,000                       $ 73,500     $126,800     $126,800     $126,800
                400,000                        176,100      282,700      282,700      282,700
                600,000                        278,700      438,700      438,700      438,700
                800,000                        381,500      594,800      594,800      594,800
              1,000,000                        488,000      754,700      754,700      754,700

             -------------------------------------------------------------

             As of September 30, 1996, full years of actual credited service in these plans are Mr. Martini--40 years; Mr. Roden--1 year; Mr. Dimick--5 years; Mr. Sawdei--13 years; and, Mr. Steele--6 years.

                   Compensation for a particular year as used for the calculation of retirement benefits under SERP includes base salary received during the year (including salary deferred under a salary deferral plan) and excludes all other compensation. Benefits are reduced by the following amounts:
                   (1) the participant's primary insurance amount payable under the Social Security Act at retirement age; (2) the participant's benefit under the CAP; (3) an annuitized amount based upon an assumed level of participation in the Company's Pre-Tax Investment Retirement Account Plus Plan; and, (4) any amounts owed by a participant to the Company (except to the extent that such amount owed is under a program that expressly provides that there will not be an offset). Benefits are payable under the SERP in the form of a joint and survivor annuity, consisting of periodic payments to each participant or a lump sum distribution to a participant's beneficiary should a participant die before attaining normal retirement age. In the alternative, a participant may elect to receive his or her benefit in a lump sum. A $5,000 funeral benefit is available to a participant's estate, offset by any funeral benefit paid under the CAP Plan. Because participants may be required to pay income and payroll taxes based upon payments made by the Company under SERP, the Company will pay affected participants an additional amount that the Company estimates will be equal to such tax liability. Generally, the CAP benefit is a monthly retirement benefit paid over a specified number of months that, at the election of a participant, may be paid in a lump sum. Upon a change in control (as defined in the CAP and SERP), certain senior executive officers' benefits payable under the SERP would be accelerated such that their credited years of service in these plans would be as if they had attained the normal retirement age. In addition, a master trust for certain executive officer deferral plans has been established to preserve these and certain other executive benefits.

                   ------------------------------------------------------------
REPORT OF THE
COMPENSATION/
STOCK OPTION
COMMITTEE

                   COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

                   Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 17 shall not be incorporated by reference into any such filings.

                   The Company applies a consistent philosophy toward the compensation for its executive officers. This philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward its stated mission. The Company strives to achieve those objectives through teamwork that is focused on meeting the expectations of its customers, shareowners and employees.

                   The Compensation/Stock Option Committee ("Committee") is currently comprised of three (3) non-employee directors.

                   COMPENSATION PHILOSOPHY

                   The goals of the compensation program are to (1) align individual contributions with business objectives and performance; (2) enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company; and, (3) motivate those executives to advance shareowner interest. The Company's compen-sation program for executive officers is based on the following two policies of the Company:

                   - The Company pays based on Company and individual performance.

                     Executive Officers are rewarded based upon corporate performance and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as increase in net earnings, return on equity, sales growth and improvements in the Company's customer and employee satisfaction index. Individual performance is evaluated by reviewing individual efforts and accomplishments, the implementation of new programs and services, organizational and management development progress against personal and functional area objectives and the degree to which teamwork and Company values are fostered.

                   - The Company provides a total compensation package which is competitive.

                     The Company regularly compares its pay practices for its executive officers with those of other leading companies and sets, in part, its pay parameters based on this review. The Company strives to set the compensation paid to an individual based upon comparisons to other executives inside the Company and at comparable organizations. The Company believes that the Company's most direct competitors for executive talent are not necessarily all the companies that would be included in the peer group established to compare shareowner returns. Consideration is given to annual national surveys and each executive's talent and experience. Thus, the groups used for evaluation of competitive compensation are not the same as the peer group index in the Comparison of Five Year Cumulative Total Return graph included in this Proxy Statement.

                   COMPENSATION VEHICLES

                   The Company has a simple total compensation program that consists of cash- and equity-based compensation. Having a compensation program that allows the Company to successfully attract and retain key employees permits it to enhance shareowner values, provide efficient service to customers, foster Company values and teamwork, and adequately reward employees. These vehicles are:

                   - Cash-Based Compensation.

                     Cash-based compensation represents a combination of base salary and annual incentive based bonus. Salary levels are determined based on a review of competitive data and internal pay levels for various positions. Base salary levels are typically at the midpoint in the wholesale pharmaceutical industry but below the median in comparable size companies.

                     The annual incentive based bonus is measured against the achievement of financial criteria established by senior management and the Board each year as well as qualitative improvements in customer satisfaction, employee satisfaction and individual performance. The financial measures for the 1996 fiscal year were based upon a comparison of actual performance with goals established near the beginning of the year with respect to increase in net earnings, return on equity, sales growth and, for some executive officers, earnings as a percentage of sales, profit plan achievement and meeting objectives relative to corporate priorities for the fiscal year. The Chief

                     Executive Officer, Chief Operating Officer and Chief Financial Officer may earn a maximum of 100% of base salary, and other executive officers may qualify for a maximum award of between 50% to 75% of base salary. In practice, salary and bonus combined have typically placed the Company at the midpoint in the wholesale pharmaceutical industry, but below the median for comparable size companies.

                   - Equity-Based Compensation.

                     The purpose of the Stock Option Program is to provide longer term incentives to employees to work to maximize shareowner value. This program also utilizes vesting periods designed to encourage key employees to continue in the employ of the Company. The Committee, based on recommendations of compensation consultants, management and historical practices, grants stock options to a broad-based management population representing approximately seven percent of the total employee pool.

                   CEO COMPENSATION

                   Actions recommended by the Committee (and approved by the Board) specific to the Chief Executive Officer relative to fiscal 1996 were as follows:

                   - Salary adjustment, Grant of Bonus and Stock Option in
                     fiscal 1996.

                     Mr. Martini was granted a 4.7% salary increase, which brought his base pay to $560,000 per annum for fiscal 1996. This adjustment was made in large part because of the increase in revenues and operating earnings for the year ended September 30, 1995, and recent increases in the Company's operating margin percentage.

                     Mr. Martini was evaluated by the Committee against several criteria that form the Company's bonus plan. The Company's bonus plan is comprised of both objective and subjective elements. Those objective criteria include an evaluation related to meeting the annual corporate objectives, increases in net earnings, return on equity, sales growth, earnings as a percentage of sales and profit plan achievement. These criteria allow Mr. Martini to earn up to 15%, 20%, 20%, 15% and 15%, respectively, of his base salary. A discretionary award of up to 50% of Mr. Martini's base salary may be earned if the Committee determines that he has met other non-financial and numeric-based management objectives, but such discretionary award combined with the award for the objective criteria may not exceed 100%, in the aggregate, of base salary. For fiscal 1996, however, Mr. Martini did not receive a discretionary award. Based upon an evaluation of the potential award amount for each of the objective criteria under the Bonus Plan compared to the level of achievement attained by Mr. Martini in meeting each such criterion, the Committee awarded Mr. Martini the sum of $502,600.

                     Mr. Martini also participated in the Company's equity-based compensation program. Options granted in fiscal 1996 are shown under the caption "Option Grants in Last Fiscal Year". In considering the grant of options to Mr. Martini, the Committee took into consideration those items discussed above.

                   The Committee believes that the Company's most direct competitors for executive talent are not necessarily all of the companies that would be included in a peer group established to compare shareowner returns. Thus, the groups used for evaluation of competitive compensation are not the same as the peer group index in the Comparison of Five Year Cumulative Total Return graph included in this Proxy Statement.

                   Committee Policy Regarding Compliance with Section 162(m) of the Code:

                   The 1993 Omnibus Budget Reconciliation Act ("OBRA") became law in August 1993. Under the law, income tax deductions of publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits) for certain executive officers exceeds $1,000,000 in any one year. Under OBRA, the deduction limit does not apply to payments which qualify as "performance-based". To qualify as "performance-based", compensation payments must be made from a plan that is administered by a committee of outside directors and be based on achieving objective performance goals. In addition, the material terms of the plan must be disclosed to and approved by shareowners, and the Committee must certify that the performance goals were achieved before payments can be awarded.

                   The Committee will continue to consider and evaluate all the Company's compensation programs in light of the OBRA legislation and related regulations. However, the Company may pay compensation which is not deductible in certain circumstances if sound business judgment so requires.

                   In order to qualify the Company's Amended and Restated 1989 Stock Incentive Plan as "performance-based", the Company amended this Plan in fiscal 1995 after receiving shareowner approval at the annual meeting. The amendment establishes a maximum annual grant of option shares to an employee under this Plan.

                   Compensation/Stock Option Committee of the Board of Directors

                                   Francis G. Rodgers, Chairman
                                  James R. Mellor, Vice Chairman
                                        Jose E. Blanco, Sr.

                   -------------------------------------------------------------

                   PERFORMANCE GRAPH

                   The following graph compares the cumulative total shareowner return (stock price appreciation plus dividends) for the five years ending September 30, 1996, on the Company's Common Stock with the cumulative return of the New York Stock Exchange Index and the stocks for peer companies with Standard Industrial Classification Code 5122, drugs and proprietary wholesale (weighting the returns of these peer companies based on stock market capitalization). The peer companies selected by the Company are Akorn, Inc.; Allou Health & Beauty Care, Inc.; Bindley Western Industries, Inc.; Capstone Pharmacy Services, Inc.; Cardinal Health, Inc.;
                   D & K Wholesale Drug, Inc.; Herbalife International, Inc.; McKesson Corporation; Moore Medical Corporation; FoxMeyer Corporation; Mark Solutions; and Tristar Corporation. Cumulative total shareowner return (on an assumed initial investment of $100 at August 31, 1991), as determined at the end of the Company's fiscal year, reflects the change in stock price, assuming reinvestment of dividends for the five years and one month ended September 30, 1996. (The Company changed its fiscal year-end during fiscal 1994 from August 31 to September 30.)

                         COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

          MEASUREMENT PERIOD                BERGEN BRUNSWIG       NYSE STOCK MARKET     SELF-DETERMINED PEER
         (FISCAL YEAR COVERED)                   CORP.              (US COMPANIES)             GROUP
         ---------------------              ---------------       -----------------     --------------------
              08/30/91                           100.0                  100.0                  100.0
              08/31/92                            90.1                  108.4                   97.6
              08/31/93                            83.7                  126.4                  122.5
              08/30/94                            80.6                  129.1                  204.6
              09/29/95                           113.2                  164.3                  265.6
              09/30/96                           171.3                  196.2                  337.5

                   -------------------------------------------------------------

                   CERTAIN TRANSACTIONS

                   For certain information regarding loans to executive officers and other arrangements between the Company and certain executive officers of the Company, see "Certain Transactions" as set forth in Part III, Item 13, "Certain Relationships and Related Transactions", of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996, which is included within the Annual Report mailed along with and accompanying this proxy statement.

              ----------------------------------------------------------------

              2. SHAREOWNER PROPOSAL REGARDING THE ELECTION OF DIRECTORS BY CLASSES
                   (Item 2 on Proxy Card)
              ================================================================

                   The Company has been advised that Mr. Kenneth Steiner, 14 Stoner Avenue, Suite 2-M, Great Neck, New York 11021, the owner of 367 shares of Common Stock, intends to introduce the proposal set forth below for consideration and action by the shareowners at the Annual Meeting. Mr. Steiner's proposal and supporting statement, for which the Board of Directors and the Company accept no responsibility, are set forth below:

SHAREOWNER
PROPOSAL AND
STATEMENT
                        "RESOLVED, that the stockholders of the Company request that the Board of Directors take the necessary steps, in accordance with state law, to declassify the Board of Directors so that all directors are elected annually, such declassification to be effected in a manner that does not affect the unexpired terms of directors previously elected."

                                          SUPPORTING STATEMENT

                        "At last year's annual meeting of stockholders a similar resolution was supported by approximately 47 percent of the voting shares.

                        The election of directors is the primary avenue for stockholders to influence corporate governance policies and to hold management accountable for its implementation of those policies. I believe that the classification of the Board of Directors, which results in only a portion of the Board being elected annually, is not in the best interests of the Company and its stockholders.

                        The Board of Directors of the Company is divided into three classes serving staggered three-year terms. I believe that the Company's classified Board of Directors maintains the incumbency of the current Board and therefore of current management, which in turn limits management's accountability to stockholders.

                        The elimination of the Company's classified Board would require each new director to stand for election annually and allow stockholders an opportunity to register their views on the performance of the Board collectively and each director individually. I believe this is one of the best methods available to stockholders to insure that the Company will be managed in a manner that is in the best interests of the stockholders.

                        A classified board might also be seen as an impediment to a potential takeover of the company's stock at a premium price. With the inability to replace a majority of the board at one annual meeting, an outside suitor might be reluctant to make an offer in the first place.

                        I am a founding member of the Investors Rights Association of America and I believe that concerns expressed by companies with classified boards that the annual election of all directors could leave companies without experience [sic] directors in the event that all incumbents are voted out by stockholders, are unfounded. In my view, in the unlikely event that stockholders vote to replace all directors this decision would express stockholder dissatisfaction with the incumbent directors and reflect the need for change.

                        I URGE YOUR SUPPORT. VOTE FOR THIS RESOLUTION."

THE
COMPANY'S
STATEMENT

                   THE BOARD OF DIRECTORS' STATEMENT IN OPPOSITION TO THE FOREGOING SHAREOWNER PROPOSAL

                   The proponent states that last year approximately 47% of the "voting shares" supported this proposal. However, the Company believes it is more accurate to say that the proposal was supported by approximately 34% of the shares eligible to vote, which was 46.2% of the votes cast.

                   The Board believes that the reasons for supporting a classified board are as valid today as when originally adopted.

                   First, classification helps the Board maintain a greater continuity of experience since the majority of directors at any given time will have experience with the business affairs and operations of the Company. This permits more effective long-term strategic planning. A classified board also helps the Company to attract and retain prominent and well-qualified individuals who are able to commit the time and resources to understand the Company and its operations. Continuity and quality of leadership resulting from the classified board create long-term value for the shareowners of the Company.

                   Second, a classified board reduces the possibility of a sudden change in majority control of the Board. In the event of a hostile takeover attempt, the fact that approximately one-third of the directors have terms of more than one year would encourage a person seeking control of the Company to initiate arms-length discussions with management and the Board, who are in a position to negotiate a transaction that is most favorable to the shareowners of the Company.

                   The proponent's supporting statement suggests that a classified board might be an impediment to a potential takeover of the Company's stock at a premium price. However, the Investor Responsibility Research Center (IRRC) reported in 1996 that a wealth of evidence shows that companies with anti-takeover defenses receive higher premiums in deals compared to target firms that do not have them.

                   The Board believes that a classified board continues to benefit the Company and its shareowners and those with whom the Company does business by permitting all to rely on the consistency and continuity of corporate policy. At the same time, annual elections, in which a third of the Board is elected each year, offer shareowners a regular opportunity to renew and reinvigorate corporate decision-making while maintaining the basic integrity of corporate policy year to year for the benefit of all who rely on it.

                   ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE FOREGOING SHAREOWNER PROPOSAL. Proxies solicited by the Board of Directors will be so voted unless shareowners specify otherwise.

              -----------------------------------------------------------------

              3. SHAREOWNER PROPOSAL REGARDING COMPENSATION OF NON-EMPLOYEE DIRECTORS (Item 3 on Proxy Card)
              =================================================================

                   The Company has been advised that Mr. William Steiner, 4 Radcliffe Drive, Great Neck, New York 11024, the owner of 1970 shares of Common Stock, intends to introduce the proposal set forth below for consideration and action by the shareowners at the Annual Meeting. Mr. Steiner's proposal and supporting statement, for which the Board of Directors and the Company accept no responsibility, are set forth below:

SHAREOWNER
PROPOSAL AND
STATEMENT
                        "RESOLVED, that the shareholders recommend that the Board of Directors take the necessary steps to ensure that from here forward all non-employee directors should receive a minimum of fifty percent of their total compensation in the form of company common stock which cannot be sold for three years."

                                       SUPPORTING STATEMENT

                        "Last year, a similar proposal received approximately 17% of the total vote.

                        A significant equity ownership by outside directors is probably the best motivator for enhancing shareholder value and facilitating identification with shareholders.

                        Traditionally, outside directors, sometimes selected by management, were routinely compensated with a fixed fee, regardless of corporate performance. In today's competitive global economy, outside directors must exercise a critical oversight of management's performance in furthering corporate profitability. All too often, outside directors' oversight has been too relaxed and their actions were too late to effect any meaningful change.

                        The history of corporate America has too many examples of company assets having been eroded on an extended series of strategic errors. Unfortunately boards of directors stood by and passively allowed serious problems to develop.

                        When compensation is in company stock, there is a greater likelihood that outside directors will be more vigilant in protecting their own, as well as corporate and shareholder interests.

                        What is being recommended in this proposal is neither novel nor untried. A number of corporations have already established versions of such practices, including the Travelers, Hartford Steam Boiler, Alexander and Alexander, NYNEX, Westinghouse, and many others.

                        Harvard Business School did a series of studies comparing highly successful to poorly performing companies. They found that outside directors in the better performing companies had significantly larger holdings of company stock than outside directors in the more mediocre and poorly performing companies.

                        Additionally, the National Association of Corporate Directors (NACD) Blue Ribbon Commission recently recommended that directors receive their retainer in stock rather than cash.

                        It can be argued that awarding stock options to outside directors accomplishes the same purpose of insuring directors' allegiance to companies' profitability as paying them exclusively in stock. However, it is our contention that stock options are rewarding on the upside but offer no penalties on the downside while shareholders bear the full downside risks. There are few strategies that are more likely to cement outside directors with shareholder interests and company profitability than one which results in their sharing the same bottom line.

                        I urge your support. Vote for this resolution."

THE
COMPANY'S
STATEMENT
                   THE BOARD OF DIRECTORS' STATEMENT IN OPPOSITION TO THE FOREGOING SHAREOWNER PROPOSAL

                   The Company's Board shares the proponent's belief in the importance of incentive-based compensation for directors. The Board also believes that directors should have a financial stake in the Company. Indeed, as indicated by the table on page 9, which sets forth the ownership of the Company's Common Stock by management, all of the Company's current non-employee directors are beneficial owners of Common Stock.

                   In addition, the Company's 1989 Stock Incentive Plan, as amended, provides for an initial option grant to non-employee directors upon their being elected, and then annual grants thereafter if, and only if, the Company attains certain financial results. The options do not become exercisable until one year after grant, and then only in percentage increments over several years. The options have restricted transferability and thus provide long-term incentive, consistent with continuity in service on the Board. The proposal to pay non-employee directors partly in shares of Common Stock with a three-year restriction provides no advantage over the options, which require three years to become fully exercisable.

                   The Board believes the existing director compensation structure offers directors the flexibility to balance stock-related and cash compensation in a manner compatible with their individual circumstances. The directors and the Compensation/Stock Option Committee periodically review the compensation of the Company's non-employee directors and ensure that it remains consistent with industry standards and continues to be fair and appropriate in light of the obligations and responsibilities of corporate directors. The Board believes these goals are being met and no changes are required at this time.

                   ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE FOREGOING SHAREOWNER PROPOSAL. Proxies solicited by the Board of Directors will be so voted unless shareowners specify otherwise.

              -----------------------------------------------------------------
               4.   OTHER MATTERS

              =================================================================

                   At the time this Proxy Statement was published, the Board knew of no other matters constituting a proper subject for action by the shareowners which would be presented at the meeting. However, if any matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares represented by said proxies in accordance with their judgment on such matters.

             ------------------------------------------------------------------

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

                   Under Article VII of the Company's Restated Certificate of Incorporation ("Restated Certificate"), every person who is or was a director, officer, employee or agent of the Company and the legal representative of such a person is entitled to receive indemnification from the Company to the fullest extent permitted by law. Under New Jersey law, directors and officers may be indemnified in certain situations, subject to the Company's having taken certain actions and the directors and officers having met certain specified standards of conduct. In 1986, the Company entered into individual agreements (collectively, the "Indemnity Agreement") to indemnify each of its directors against liabilities and defense costs to the extent that such directors would have been insured under the director and officer liability insurance policies which were in effect on December 31, 1984 (the "1984 Policy"). The Company believes that the coverage addresses liabilities arising under ERISA, securities and antitrust laws. The obligation of the Company to indemnify a director under the Indemnity Agreement is limited to $30 million, in the aggregate, the maximum coverage available under the 1984 Policy. However, the Indemnity Agreement does not limit a director's right to recover in excess of such $30 million maximum from the Company if the director is otherwise entitled to statutory indemnification. The Indemnity Agreement was ratified by the shareowners at the December 1986 Annual Meeting.

             ------------------------------------------------------------------

                   INDEPENDENT ACCOUNTANTS

                   The Company's financial statements have been examined by Deloitte & Touche LLP, independent certified public accountants. The selection of these independent accountants for the current fiscal year has been made by the Board upon the recommendation of the Audit Committee. As in the past, a representative of Deloitte & Touche LLP, is expected to be present at the meeting and such representative will have the opportunity to make a statement and respond to appropriate questions.

                   -------------------------------------------------------------

                   SHAREOWNER PROPOSALS

                   All proposals that shareowners desire to submit for consideration by the shareowners and for inclusion in the Company's Proxy Statement for presentation at the January 1998 Annual Meeting must be received by the Company no later than August 14, 1997.

                   -------------------------------------------------------------

                   COST AND METHOD OF SOLICITATION

                   The entire expense of preparing, assembling, printing and mailing the Notice of Meeting, this Proxy Statement, the form of proxy, and the cost of soliciting proxies relating to the meeting will be borne by the Company. The Company has engaged Georgeson & Co., Inc., a firm of professional proxy solicitors, to solicit proxies in favor of the election of the nominees described above for election as directors and in opposition to the two shareowner proposals. The Company anticipates that the fees it will incur for this service will be approximately $15,000, plus reasonable expenses and disbursements. In addition to such solicitation and the solicitation made hereby, proxies may be solicited by the officers, directors and other regular employees of the Company by telephone, telegraph or personal solicitation and no additional compensation will be paid to such individuals. Upon request from a record holder who is a broker, dealer, bank, voting trustee or their nominee, the Company shall reimburse such record holders for their reasonable expenses in forwarding proxy material to their principals.

                                                    By order of the Board of
                                                           Directors,
                                                             [SIG]
                                                        Milan A. Sawdei
                                                   Executive Vice President,
                                                    Chief Legal Officer and
                                                           Secretary

                   A copy of the annual report for the fiscal year ended September 30, 1996, including financial statements current through December 31, 1996, is included herewith. Such report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitations are to be made.

                   A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH PROVIDES CERTAIN ADDITIONAL INFORMATION CONCERNING THE COMPANY AND ITS MANAGEMENT, IS INCLUDED WITHIN THE ANNUAL REPORT ACCOMPANYING THIS PROXY STATEMENT.

                          BERGEN BRUNSWIG CORPORATION

                               MAP AND DIRECTIONS

                               TO ANNUAL MEETING

                          BERGEN BRUNSWIG CORPORATION

             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR
                 THE ANNUAL MEETING OF SHAREOWNERS MAY 23, 1997

The undersigned hereby appoints Robert E. Martini, Donald R. Roden and Charles
J. Lee, and each of them, attorneys and proxies, with power of substitution in each of them, to vote for and on behalf of the undersigned at the Annual Meeting of Shareowners of the Company to be held on May 23, 1997, and any adjournment thereof, upon matters properly coming before the meeting, as set forth in the Notice of Meeting and Proxy Statement, both of which have been received by the undersigned and upon all such other matters that may properly be brought before the meeting, as to which the undersigned hereby confers discretionary authority to vote upon said proxies. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as follows:

      (THIS PROXY CARD CONTINUES AND MUST BE SIGNED ON THE REVERSE SIDE.)


COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

 THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS
                        AND AGAINST ITEMS 2 AND 3 BELOW.

                                                        Please mark
                                                        your votes as   [X]
                                                        indicated in
                                                        this example

Election of four directors to Class III

  FOR all nominees                  WITHHOLD
listed to the right                 AUTHORITY
 (except as marked               to vote for the
 to the contrary)                nominees listed

      [  ]                             [  ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS BELOW.


NOMINEES:  Rodney H. Brady, Charles C. Edwards, M.D., James R. Mellor and
           Francis G. Rodgers

(INSTRUCTION: To withhold authority for any particular nominee, write such nominee(s) name on the line below.)

-------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEMS 2 AND 3 BELOW.

2. Shareowner Proposal No. 2 on declassification of Board of Directors

        FOR             AGAINST                 ABSTAIN

        [ ]               [ ]                     [ ]


3. Shareowner Proposal No. 3 on compensation of non-employee Directors

        FOR             AGAINST                 ABSTAIN

        [ ]               [ ]                     [ ]


Dated:                       ,  19
       ----------------------      ----

---------------------------------------
               (Signed)

---------------------------------------
               (Signed)

Please sign exactly as your name appears hereon. Give full title if an Attorney, Executor, Administrator, Trustee, Guardian, etc. For an account in the name of two or more persons, each should sign. If a Corporation, please sign in full corporate name by President or other authorized officer.
If a partnership, please sign in partnership name by authorized person.

PLEASE SIGN THIS PROXY AND RETURN IT
PROMPTLY WHETHER OR NOT YOU EXPECT TO
ATTEND THIS MEETING. YOU MAY NEVERTHELESS
VOTE IN PERSON IF YOU DO ATTEND.


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE